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EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Gerber Scientific, Inc.

We consent to the incorporation by reference of our audit report, dated May 22, 1997, relating to the consolidated balance sheet of Gerber Scientific, Inc. and subsidiaries as of April 30, 1997 and 1996 and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 1997.


                                       /s/ KPMG Peat Marwick LLP
                                       -------------------------
                                           KPMG Peat Marwick LLP



December 22, 1997